SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549


                       FORM 8-K/A
                    Amendment No. 1
                     Current Report


         Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):
                    February 8, 2002


            GREAT PLAINS ENERGY INCORPORATED
 (Exact name of registrant as specified in its charter)



                        03-33207
                (Commission file number)


       MISSOURI                 43-1916803
    (State of other          (I.R.S. Employer
    jurisdiction of
   incorporation or         Identification No.)
     organization)


                   1201 Walnut
           Kansas City, Missouri  64106
     (Address of principal executive offices)


                  (816) 556-2200
  (Registrant's telephone number, including area
                      code)


                  NOT APPLICABLE
 (Former name or former address, if changed since
                   last report)

ITEM 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On February 5, 2002, the Company's Board of Directors, upon recommendation of the Board's Audit Committee, approved the engagement of the accounting firm of Deloitte & Touche LLP as the independent public accountants to audit and certify the Company's financial statements for 2002, subject to ratification and approval by the shareholders of the Company. The services of the accounting firm of PricewaterhouseCoopers LLP, who previously served as Great Plains Energy Incorporated's and Kansas City Power & Light Company's independent public accountants, were notified on February 8, 2002 that their services would be discontinued effective with the completion of the audit of the December 31, 2001 financial statements. The Company solicited bids from independent public accounting firms and the Audit Committee of the Board recommended a change of auditors after reviewing and evaluating the audit services offered by the accounting firms and the costs associated with such services.

     In connection with the audits of the consolidated financial statements for the years ended December 31, 2000 and 2001 and the subsequent interim period through February 25, 2002, there have been no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to their satisfaction, would have caused PricewaterhouseCoopers LLP to make references thereto in connection with its reports on the financial statements for such years. PricewaterhouseCoopers LLP's reports on the financial statements for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.
----------

16 Letter of PricewaterhouseCoopers LLP regarding change in certifying accountant.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        GREAT PLAINS ENERGY INCORPORATED

                        /s/Jeanie Sell Latz
                        Jeanie Sell Latz
                        Senior Vice President-Corporate
                        Services and Secretary

Date:     February 26, 2002